EXHIBIT  16.2



Coopers & Lybrand L.L.P.
1200 Landmark Center
1299 Farnam
Suite 1000
Omaha, Nebraska  68102-1842



October 17, 1996



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Gentlemen:

We have read the statements made by Pamida Holdings Corporation
(Commission File Number 1-10619) and Pamida, Inc. (Commission File Number 33-57990), both of 8800 "F" Street, Omaha, NE 68127 (copies attached), which we understand will be filed with the Commission, pursuant to Item 4 of Form 8-K, as part of the Companys' Form 8-K reports for the month of September, 1996. We agree with the statements concerning our Firm in such Forms 8-K.



Very truly yours,

/s/  Coopers & Lybrand L.L.P.